                                                             EXHIBIT 99.27(e)(2)

NORTHSTAR LIFE                                     VARIABLE GROUP UNIVERSAL LIFE
                                                            EMPLOYEE APPLICATION


Northstar Life Insurance Company - University Corporate Centre at Amherst - Suite 424 - 100 Corporate Parkway - Amherst, New York 14226

                                                                  POLICY NUMBER:


INSURED'S INFORMATION (INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE REQUESTED)


EMPLOYEE NAME                                                       DATE OF BIRTH          SOCIAL SECURITY NUMBER     GENDER

------------------------------------------------------------------------------------------------------------------------------------

STREET ADDRESS                                           CITY                              STATE                      ZIP CODE

------------------------------------------------------------------------------------------------------------------------------------

EMPLOYER                                                                                   PAYROLL FREQUENCY

------------------------------------------------------------------------------------------------------------------------------------
DATE OF EMPLOYMENT            ANNUAL BENEFIT SALARY BASE            DAYTIME TELEPHONE      E-MAIL ADDRESS

------------------------------------------------------------------------------------------------------------------------------------


/ / Yes    / / No       Have you used tobacco or nicotine in any form during the
                        past 12 months?


/ / Yes    / / No       On the date you sign this application, are you actively
                        working at your employer's normal place of business at least ____ hours per week?


To be eligible for insurance under the group policy, an employee must be actively working at his or her employer's normal place of business at least ____ hours per week on the date he or she signs this application for coverage and for ____ hours per week for each of the ____ week(s) immediately prior to the date this application for coverage is approved by Northstar Life.


BENEFICIARY'S NAME                   SOCIAL SECURITY NUMBER         RELATIONSHIP



INSURANCE INFORMATION

IF APPLYING FOR MORE THAN THE GUARANTEED ISSUE AMOUNT,                      INSURANCE PREMIUMS WILL BE CALCULATED BY NORTHSTAR
YOU MUST COMPLETE THE EVIDENCE OF INSURABILITY FORM.                        LIFE.  YOU ARE NOT REQUIRED TO COMPLETE THE PREMIUM
                                                                            FIELDS.

(1) Employer-Paid                                                           Employer-Paid                 (1)  $
    Insurance Amount:        $            x Salary                          Monthly Premium:

(2) Employee-Paid                                                           Employee-Paid                 (2)  $
    Insurance Amount:        $            x Salary                          Monthly Premium:

(3) Total Insurance Amount:  $            x Salary                          Additional Amount Paid:       (3)  $
                                                                            (to account options)

                                                                            Spouse/Child Rider Premium:   (4)  $
(4) Spouse/Child Term Rider: $            $

                                                                            Child Rider Premium:          (5)  $
(5) Child Term Rider:        $


                                                                            TOTAL PREMIUM:
                                                                            (ADD LINES 1-5)



If you applied for children's insurance, please enter the names and dates of birth below:



                Child's Name                      Date of Birth                     Child's Name                     Date of Birth







01-90120                          Page 1 of 2                   Northstar Life 1

INVESTMENT PROFILE


NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. The insured is the owner of the contract unless otherwise requested.


1.  Have you received the prospectus for the Northstar Life
    Variable Universal Life Account and the prospectuses for
    the Advantus Series Fund, Inc., Fidelity's Variable
    Insurance Products Funds and Janus Aspen Series-Service
    Shares?                                                     / / Yes   / / No

2.  Would you like us to send you a Statement of Additional
    Information referred to in the prospectuses
    named above?                                                / / Yes   / / No

3.  Are you a spouse or dependent child of a person who is
    an employee of Northstar Life?                              / / Yes   / / No

4.  Number of Dependents: __________

5.  Estimated Net Worth (exclusive of car and home)          $__________         Federal Tax Bracket

    Estimated Liquid Net Worth (cash and cash equivalents)   $__________          ___  0-15%
                                                                                  ___ 16-28%

                                                                                  ___ 29% +
6.  Prior Investment Experience

          Total Years of Experience: __________

          Experience with these types of investments    ___ Mutual Funds     ___ Bonds     ___ Limited Partnerships     ___ Other
          (check all that apply)                        ___ Annuities        ___ Stocks    ___ Options/Futures


7.  Overall Investment Objective (check one)

    ___ Conservative Income     ___ Current Income     ___  Conservative Growth      ___ Growth     ___ Aggressive Growth

8.  Risk Tolerance
    ___ Conservative     ___ Moderate     ___ Aggressive


ACCOUNT OPTIONS (MUST BE COMPLETED)

Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.

____  % Guaranteed Account                   ____  % Advantus Macro-Cap Value           ____  % Advantus Capital Appreciation
____  % Advantus Money Market                ____  % Fidelity VIP Equity-Income         ____  % Janus Aspen Int Grth - Srv Sh*
____  % Advantus Mat Gov't Bond 2010         ____  % Advantus Value Stock               ____  % Advantus International Stock
____  % Advantus Mortgage Securities         ____  % Advantus Index 500                 ____  % Advantus Small Comp Growth
____  % Advantus Bond                        ____  % Fidelity VIP Contrafund(R)         ____  % Advantus Micro-Cap Growth
____  % Fidelity VIP High Income             ____  % Advantus Growth                    ____  % Janus Aspen Cap App - Srv Sh*
____  % Advantus Global Bond                 ____  % Advantus Index 400 Mid-Cap
____  % Advantus Asset Allocation            ____  % Advantus Small Company Value        * Invests in Aspen Series Service Shares


I agree that because this application is for a Variable Group Universal Life policy, that Northstar Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

The information contained in this application is true and complete.

-----------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE SIGNATURE                                                                                            DATE
X
-----------------------------------------------------------------------------------------------------------------------------------
In order to insure a stepchild, one of the stepchild's biological parents must sign below.
-----------------------------------------------------------------------------------------------------------------------------------
SIGNATURE  OF STEPCHILD'S BIOLOGICAL PARENT                                                                   DATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOR HOME OFFICE USE
-----------------------------------------------------------------------------------------------------------------------------------
SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                                                                  DATE

-----------------------------------------------------------------------------------------------------------------------------------

01-90120                          Page 2 of 2                   Northstar Life 2